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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-A

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                          GEORGIA-PACIFIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

       GEORGIA                                                  93-0432081
(State of Incorporation                                      (I.R.S. Employer
  or Organization)                                          Identification No.)

                           133 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                    (Address of Principal Executive Offices)

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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of each class                Name of each exchange on which each
        to be so registered                    class is to be registered
-----------------------------------------  ------------------------------------
Georgia-Pacific Corporation-Timber             New York Stock Exchange
 Group Common Stock, $.80 par value
 (When Issued and Regular Way)
Timber Group Rights to Purchase Series C       New York Stock Exchange
 Junior Preferred Stock, no par value
 (When Issued and Regular Way)
Georgia-Pacific Corporation-                   New York Stock Exchange
 Georgia-Pacific Group Common Stock,
 $.80 par value
 (When Issued and Regular Way)
Georgia-Pacific Group Rights to Purchase       New York Stock Exchange
 Series B Junior Preferred Stock,
 no par value
 (When Issued and Regular Way)

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          If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [x]

          If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

          Securities Act registration statement file number to which this form relates: 333-35813
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None
                                (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          For a description of the Georgia-Pacific Corporation -- Georgia-Pacific Group Common Stock (the "Georgia-Pacific Group Stock"), the Georgia-Pacific Corporation -- Timber Group Common Stock (the "Timber Stock"), the Georgia-Pacific Group Rights and the Timber Group Rights to be registered hereunder, reference is made to the information set forth under the headings "Proposal 1 -- The Letter Stock Proposal -- Description of Georgia-Pacific Group Stock and Timber Stock," "-- Restated Rights Agreement" and "-- Certain Anti-takeover Provisions of Georgia Law and Georgia-Pacific's Articles, Bylaws and Restated Rights Agreement" on pages 43 through 60 of the Proxy Statement and Prospectus filed with the Securities and Exchange Commission on November 7,
1997 as part of the Registration Statement on Form S-4 (File No. 333-35813) (the "Proxy Statement and Prospectus"). A copy of those pages of the Proxy Statement and Prospectus is attached hereto as Exhibit 1.


ITEM 2.   EXHIBITS.

          The following exhibits are filed as a part of this Registration
Statement:

      EXHIBIT NO.                         DESCRIPTION
      -----------                         -----------

           1             Pages 43 through 60 of the Proxy Statement and
                         Prospectus.

           2 Form of Restated Articles of Incorporation of the Company (Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-4 (file
                         No. 333-35813), and incorporated herein by this reference thereto).

           3             Bylaws of the Company.

           4             Form of Georgia-Pacific Group Stock Certificate.

           5             Form of Timber Group Stock Certificate.


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      EXHIBIT NO.                         DESCRIPTION
      -----------                         -----------

           6 Credit Agreement, dated as of December 23, 1996, among Georgia-Pacific Corporation, as borrower, the lenders named therein, and Bank of America National Trust and Savings Association, as agent (Filed as Exhibit 4.1(i) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by this reference thereto).

           7 In reliance upon Item 601(b)(4)(iii) of Regulation S-K, various instruments defining the rights of holders of long-term debt of the Company are not being filed herewith because the total of securities authorized under each such instrument does not exceed 10% of the total assets of the Company. The Company hereby agrees to furnish a copy of any such instrument to the Commission upon request.

           8             Restated Rights Agreement, dated as of
                         December 16, 1997, between Georgia-Pacific
                         Corporation and First Chicago Trust Company of New York, with Form of Georgia-Pacific Group Rights Certificate attached as Exhibit A-1, Form of Timber Group Rights Certificate attached as Exhibit A-2, Series B Preferred Stock Designation attached as Exhibit B-1 and Series C Preferred Stock Designation attached as Exhibit B-2.


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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       GEORGIA-PACIFIC CORPORATION


                                       By: /s/ James F. Kelley
                                           ------------------------------------
                                           James F. Kelley, Senior Vice
                                           President - Law and General Counsel

Dated:  November 25, 1997

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